                                                                    Exhibit 10.1



                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                             PARTY CITY CORPORATION

                                  AS BORROWER,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                         WELLS FARGO RETAIL FINANCE, LLC

           AS THE ARRANGER, COLLATERAL AGENT AND ADMINISTRATIVE AGENT

                                       AND

                           FLEET RETAIL FINANCE, INC.

                           AS THE DOCUMENTATION AGENT

                           DATED AS OF JANUARY 9, 2003

                                Table of Contents

                                                                                                           Page
                                                                                                           ----
1.    DEFINITIONS AND CONSTRUCTION............................................................................1
      1.1.     Definitions....................................................................................1
      1.2.     Accounting Terms..............................................................................26
      1.3.     Code..........................................................................................27
      1.4.     Construction..................................................................................27
      1.5.     Schedules and Exhibits........................................................................27
2.    LOAN AND TERMS OF PAYMENT..............................................................................27
      2.1.     Revolver Advances.............................................................................27
      2.2.     Deliberately Omitted..........................................................................29
      2.3.     Borrowing Procedures and Settlements..........................................................29
      2.4.     Payments......................................................................................35
      2.5.     Overadvances..................................................................................37
      2.6.     Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations...................37
      2.7.     Cash Management...............................................................................39
      2.8.     Crediting Payments; Float Charge..............................................................40
      2.9.     Designated Account............................................................................41
      2.10.    Maintenance of Loan Account; Statements of Obligations........................................41
      2.11.    Fees..........................................................................................41
      2.12.    Letters of Credit.............................................................................42
      2.13.    LIBOR Option..................................................................................45
      2.14.    Capital Requirements..........................................................................48
      2.15.    New Overadvance Facility......................................................................48
3.    CONDITIONS; TERM OF AGREEMENT..........................................................................48
      3.1.     Conditions Precedent to the Initial Extension of Credit.......................................48
      3.2.     Conditions Subsequent to the Initial Extension of Credit......................................52
      3.3.     Conditions Precedent to all Extensions of Credit..............................................53
      3.4.     Term..........................................................................................53
      3.5.     Effect of Termination.........................................................................54
      3.6.     Early Termination by Borrower.................................................................54
4.    CREATION OF SECURITY INTEREST..........................................................................54
      4.1.     Grant of Security Interest....................................................................54
      4.2.     Control of Collateral.........................................................................55
      4.3.     Negotiable Collateral.........................................................................55
      4.4.     Collection of Accounts, General Intangibles, and Negotiable Collateral........................55
      4.5.     Delivery of Additional Documentation Required.................................................55
      4.6.     Power of Attorney.............................................................................56
      4.7.     Control Agreements............................................................................56
      4.8.     Right to Inspect; Inventories, Appraisals and Audits..........................................56
5.    REPRESENTATIONS AND WARRANTIES.........................................................................57
      5.1.     No Encumbrances...............................................................................57
      5.2.     Eligible Accounts.............................................................................57
      5.3.     Eligible Inventory............................................................................58

                                Table of Contents
                                   (continued)

                                                                                                           Page
                                                                                                           ----
      5.4.     Equipment.....................................................................................58
      5.5.     Location of Inventory and Equipment...........................................................58
      5.6.     Inventory Records.............................................................................58
      5.7.     Legal Status..................................................................................58
      5.8.     Due Organization and Qualification; Subsidiaries..............................................59
      5.9.     Due Authorization; No Conflict................................................................59
      5.10.    Litigation....................................................................................61
      5.11.    No Material Adverse Change....................................................................61
      5.12.    Fraudulent Transfer...........................................................................61
      5.13.    Employee Benefits.............................................................................61
      5.14.    Environmental Condition.......................................................................61
      5.15.    Brokerage Fees................................................................................62
      5.16.    Intellectual Property.........................................................................62
      5.17.    Leases and Franchises.........................................................................62
      5.18.    DDAs..........................................................................................62
      5.19.    Credit Card Receipts..........................................................................62
      5.20.    Indebtedness..................................................................................63
      5.21.    Payment of Taxes..............................................................................63
      5.22.    Complete Disclosure...........................................................................63
      5.23.    Consents......................................................................................63
      5.24.    Acquisition of Stores from other Legal Entities...............................................63
6.    AFFIRMATIVE COVENANTS..................................................................................63
      6.1.     Accounting System.............................................................................64
      6.2.     Collateral Reporting..........................................................................64
      6.3.     Financial Statements, Reports, Certificates...................................................64
      6.4.     Deliberately Omitted..........................................................................66
      6.5.     Return........................................................................................66
      6.6.     Maintenance of Properties.....................................................................66
      6.7.     Taxes.........................................................................................66
      6.8.     Insurance.....................................................................................67
      6.9.     Location of Inventory and Equipment...........................................................67
      6.10.    Compliance with Laws..........................................................................68
      6.11.    Leases........................................................................................68
      6.12.    Brokerage Commissions.........................................................................68
      6.13.    Existence.....................................................................................68
      6.14.    Environmental.................................................................................68
      6.15.    Investment Proceeds, Etc......................................................................68
      6.16.    Immediate Notice to Agent.....................................................................69
      6.17.    Disclosure Updates............................................................................70
7.    NEGATIVE COVENANTS.....................................................................................70
      7.1.     Indebtedness..................................................................................70
      7.2.     Liens.........................................................................................71

                                Table of Contents
                                   (continued)

                                                                                                           Page
                                                                                                           ----
      7.3.     Restrictions on Fundamental Changes...........................................................71
      7.4.     Disposal of Assets............................................................................71
      7.5.     Change of Name or Address.....................................................................71
      7.6.     Guarantee.....................................................................................72
      7.7.     Nature of Business............................................................................72
      7.8.     Prepayments and Amendments....................................................................72
      7.9.     Change of Control.............................................................................72
      7.10.    Consignments..................................................................................72
      7.11.    Distributions.................................................................................72
      7.12.    Accounting Methods............................................................................72
      7.13.    Investments...................................................................................73
      7.13A.   Acquisitions..................................................................................73
      7.14.    Transactions with Affiliates..................................................................73
      7.15.    Store Openings and Closings...................................................................73
      7.16.    Suspension....................................................................................73
      7.17.    Negative Pledge...............................................................................73
      7.18.    Use of Proceeds...............................................................................73
      7.19.    Inventory and Equipment with Bailees..........................................................74
      7.20.    Securities Accounts...........................................................................74
      7.21.    Financial Covenants...........................................................................74
8.    EVENTS OF DEFAULT......................................................................................74
9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.................................................................76
      9.1.     Rights and Remedies...........................................................................76
      9.2.     Remedies Cumulative...........................................................................79
10.   TAXES AND EXPENSES.....................................................................................79
11.   WAIVERS; INDEMNIFICATION...............................................................................79
      11.1.    Demand; Protest; etc..........................................................................79
      11.2.    The Lender Group's Liability for Collateral...................................................79
      11.3.    Indemnification...............................................................................80
12.   NOTICES................................................................................................80
13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................................................81
14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................................................82
      14.1.    Assignments and Participations................................................................82
      14.2.    Successors....................................................................................85
15.   AMENDMENTS; WAIVERS....................................................................................85
      15.1.    Amendments and Waivers........................................................................85
      15.2.    Replacement of Holdout Lender.................................................................86
      15.3.    No Waivers; Cumulative Remedies...............................................................87
16.   AGENT; THE LENDER GROUP................................................................................87
      16.1.    Appointment and Authorization of Agent........................................................87
      16.2.    Delegation of Duties..........................................................................88
      16.3.    Liability of Agent............................................................................88

                                Table of Contents
                                   (continued)

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                                                                                                           ----

      16.4.    Reliance by Agent.............................................................................88
      16.5.    Notice of Default or Event of Default.........................................................89
      16.6.    Credit Decision...............................................................................89
      16.7.    Costs and Expenses; Indemnification...........................................................90
      16.8.    Agent in Individual Capacity..................................................................90
      16.9.    Successor Agent...............................................................................91
      16.10.   Lender in Individual Capacity.................................................................91
      16.11.   Withholding Taxes.............................................................................91
      16.12.   Collateral Matters............................................................................93
      16.13.   Restrictions on Actions by Lenders; Sharing of Payments.......................................94
      16.14.   Agency for Perfection.........................................................................95
      16.15.   Payments by Agent to the Lenders..............................................................95
      16.16.   Concerning the Collateral and Related Loan Documents..........................................95
      16.17.   Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
               Reports and Information.......................................................................95
      16.18.   Several Obligations; No Liability.............................................................97
      16.19.   Legal Representation of Agent.................................................................97
17.   GENERAL PROVISIONS.....................................................................................97
      17.1.    Effectiveness.................................................................................97
      17.2.    Section Headings..............................................................................97
      17.3.    Interpretation................................................................................97
      17.4.    Severability of Provisions....................................................................97
      17.5.    Amendments in Writing.........................................................................98
      17.6.    Counterparts; Telefacsimile Execution.........................................................98
      17.7.    Revival and Reinstatement of Obligations......................................................98
      17.8.    Integration...................................................................................98

                             EXHIBITS AND SCHEDULES

Exhibit A-1                    Form of Assignment and Acceptance
Exhibit B-1                    Form of Borrowing Base Certificate
Exhibit C-1                    Form of Compliance Certificate
Exhibit D-1                    Business Plan
Exhibit L-1                    Form of LIBOR Notice
Schedule A-1                   Agent's Account
Schedule C-1                   Commitments
Schedule D-1                   Designated Account
Schedule E-1                   Eligible Inventory Locations
Schedule P-1                   Permitted Liens
Schedule 2.7                   Cash Management Banks and Accounts
Schedule 3.1(d)                Required Collateral Access Agreements
Schedule 3.1(e)                Bailee Agreements
Schedule 5.5                   Locations of Inventory and Equipment Stored with
                               Bailees or Warehousemen
Schedule 5.5(b)                Off-Site Storage Locations
Schedule 5.8(b)                Capitalization of Borrower
Schedule 5.8(c)                Capitalization of Borrower's Subsidiary
Schedule 5.10(a)               Litigation
Schedule 5.10(b)               Commercial Tort Claims
Schedule 5.14                  Environmental Matters
Schedule 5.16                  Intellectual Property
Schedule 5.17(b)               Certain Leases
Schedule 5.17(c)               Material Franchise Agreements
Schedule 5.17(c)(i)            Material Franchise Locations
Schedule 5.18                  Demand Deposit Accounts
Schedule 5.19                  Credit Card Processors
Schedule 5.20                  Permitted Indebtedness
Schedule 6.2                   Collateral Reporting

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of January 9, 2003 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO RETAIL FINANCE, LLC, as the arranger, collateral agent and administrative agent for the Lender Group and any other holder of Obligations referred to below ("Agent"), and, on the other hand, Party City Corporation, a Delaware corporation (the "Borrower").

      The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

      "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

      "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

      "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrower or its Subsidiaries.

      "Additional Documents" has the meaning set forth in Section 4.5.

      "Advances" has the meaning set forth in Section 2.1(a).

      "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

      "Agent" means WFRF, solely in its capacity as the arranger, collateral agent and administrative agent for the Lender Group hereunder and any other holder of Obligations, and any successor thereto.

      "Agent's Account" means the account identified on Schedule A-1.

      "Agent's Liens" means the Liens granted by Borrower to Agent for the benefit of the Lender Group and any holder of Obligations under this Agreement or the other Loan Documents.

      "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, and agents.

      "Agreement" has the meaning set forth in the preamble hereto.

      "Assignee" has the meaning set forth in Section 14.1(a).

      "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

      "Authorized Person" means (i) any officer of the Borrower or (ii) any other employee of Borrower if so authorized by an officer of the Borrower in writing.

      "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1, after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits, reserves, and the Availability Block.

      "Availability Block" means $10,000,000, provided that Agent may revise the amount of Availability Block in the exercise of its Permitted Discretion from time to time.

      "Availability Reserves" means such reserves, without duplication, of any other reserve in place, as Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the impediments to Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following: (a) rent (in an amount in Agent's Permitted Discretion but not to exceed one (1) months rent, irrespective of whether any rent is currently due) for any warehouse, temporary storage facility, distribution center or other Inventory storage location or leased store location, in any Landlord Lien State for which a reasonably acceptable Collateral Access Agreement has not been received by Agent; (b) returns, customer credits, gift certificates and frequent shopper programs; (c) payables (based upon payables which are 60 days or more past due); (d) customer deposits; (e) taxes and other governmental charges, including tax Liens, ad valorem, personal property, sales, and other taxes which may have priority over the security interests of the Lender Group in the Collateral; (f) held or post-dated checks issued by the Borrower; (g) any judgment lien against Borrower or Collateral; (h) Borrower's failure to pay within ten Business Days of when due and payable indebtedness owing to any trade creditor; and (i) management information systems reserves, provided that the parties hereto agree that such management information reserve shall be set at $1,000,000 as of the Closing Date, provided further that Borrower may provide the Agent with updated information to support the reduction of this management information reserve, which reduction will be in the Agent's Permitted Discretion and (j) Letter of Credit reserves (without duplication).

      "Average Total Revolver Outstandings" means the sum of the average Daily Balance of Advances that were outstanding during the immediately preceding month plus the average Daily Balance of the Letter of Credit Usage for the immediately preceding month.

      "Bailee Acknowledgment" means a record in form and substance reasonably satisfactory to Agent authenticated by any bailee, warehouseman or other third party in possession of any Equipment or Inventory acknowledging that it holds possession of the applicable Inventory and/or Equipment for the benefit of Agent, on behalf of the Lenders.

      "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

      "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that the Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

      "Bank Products" means any service or facility extended to Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

      "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

      "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

      "Base LIBO Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (Boston, Massachusetts time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the

LIBO Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

      "Base Rate" means, the rate of interest from time to time announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

      "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

      "Base Rate Margin" means as of the Closing Date, - 0.25% and, thereafter, the respective amounts set forth in the following table. The Base Rate Margin shall be adjusted on the first Business Day of each fiscal quarter in Borrower's fiscal year and shall be determined by reference to the average level of Excess Availability for each Business Day during the Borrower's immediately preceding fiscal quarter.

Average Fiscal Quarter Excess Availability                   Base Rate Margin
------------------------------------------                   ----------------
Greater than $8,000,000                                           -0.25%
Greater than $2,000,000 but less than or equal to                 -0.25%
$8,000,000
Less than or equal to $2,000,000                                    .00%

      "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which the Borrower or any Subsidiary or ERISA Affiliate of the Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

      "Board of Directors" means the board of directors (or comparable managers) of the Borrower or any committee thereof duly authorized to act on behalf thereof.

      "Books" means all of the Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of the Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

      "Borrower" has the meaning set forth in the preamble to this Agreement.

      "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan.

      "Borrowing Base" has the meaning set forth in Section 2.1(a).

      "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1, as such form may be revised from time to time by Agent.

      "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBO Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

      "Business Plan" means the set of Projections of the Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form (including balance sheets, profit and loss statements, cash flow analysis, projected loan usage and Availability) and substance (including as to scope and underlying assumptions) satisfactory to Agent and attached hereto as Exhibit D-1, together with any succeeding Business Plan approved by Agent in its commercially reasonable discretion under Section 6.3(c)(i) and any amendment, modification or revision thereto approved by Agent in its commercially reasonable discretion.

      "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

      "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

      "Cash Management Bank" has the meaning set forth in Section 2.7(a).

      "Cash Management Account" has the meaning set forth in Section 2.7(a).

      "Cash Management Agreements" means those certain cash management service agreements, each in form and substance reasonably satisfactory to Agent and each of which is among Borrower, Agent, and one of the Cash Management Banks.

      "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Special Value Investment Management, LLC and Tennebaum & Co., LLC and their respective Affiliates, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) the Borrower ceases to own and control, directly or indirectly, 100% of the outstanding capital Stock of any Subsidiary, other than as a result of the merger or dissolution of the Subsidiary in accordance with the terms of Section 7.3 hereof.

      "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

      "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

      "Code" means the Uniform Commercial Code, as in effect from time to time in the State of New York.

      "Collateral" means all of the Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) Accounts,

            (b) Books,

            (c) Chattel Paper,

            (d) DDAs,

            (e) Documents,

            (f) General Intangibles (including, without limitation, all of Borrower's rights under any contracts including, but not limited to, the Franchise Agreements and the Franchise Royalties),

            (g) Goods (including, without limitation, Inventory and Equipment),

            (h) Instruments,

            (i) Investment Property,

            (j) Letter of Credit Rights,

            (k) Negotiable Collateral,

            (l) the Commercial Tort Claims set forth on Schedule 5.10(b),

            (m) money or other assets of the Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

            (n) any and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, provided that the term "Collateral" shall not include any funds paid into the Borrower's "ad fund" as such term is defined in the Franchise Agreements but only to the extent that the Borrower's payment of such funds into the "ad fund" is (i) consistent with the Borrower's past practices and (ii) in any event does not exceed 1% of the Borrower's Company-Owned Stores' prior month's sales.

      "Collateral Access Agreement" means a waiver or consent in form and substance satisfactory to Agent executed by any lessor of Real Property leased by the Borrower or any other Person having a Lien upon, or having rights or interests in the Equipment or Inventory, provided that this condition will be satisfied for Company-Owned Stores if the applicable real estate lease for such Company-Owned Store contains language that (i) unconditionally waives any lien, statutory or otherwise, that the landlord has or may be entitled to on any of the Borrower's Personal Property located on the leased premises, and (ii) grants to the Agent (in its capacity as the Borrower's secured lender) access to and a right of entry to the leased premises during normal business hours to remove property subject to the Agent's Liens.

      "Collections" means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

      "Commercial Tort Claim" means any now existing or hereafter arising "commercial tort claim", as such term is defined from time to time in the Code.

      "Commitment" means, with respect to each Lender, its Revolver Commitment or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

      "Company-Owned Stores" shall mean the stores operated by the Borrower directly pursuant to leasehold rights to a particular location and which are not Franchise Locations. All Company-Owned Stores as of the Closing Date are described in the Perfection Certificate.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

      "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of the Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.

      "Control Agreement" means an agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Borrower, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent "control" over the subject Securities Account, DDA or Investment Property as provided in the Code.

      "Copyright Security Agreement" means a copyright security agreement executed and delivered by Borrower and Agent, the sum and substance of which is reasonably acceptable to Agent.

      "Cost" means the calculated cost of Inventory, as determined from invoices received by Borrower, Borrower's purchase journals or stock ledgers, based upon Borrower's accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in Borrower's determination of cost of goods sold and bringing goods to market, all within Agent's Permitted Discretion and in accordance with GAAP.

      "Covenant Activation Event" means either (i) the Borrower fails to maintain Excess Availability of at least $5,000,000 on any Business Day or (ii) the occurrence of a Default or Event of Default that has not been waived in writing by the Lenders.

      "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent and each of which is among Agent, the Borrower and one of Borrower's Credit Card Processors.

      "Credit Card Issuer" shall mean any Person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard, Discover, American Express or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc., Visa International, American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

      "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

      "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

      "DDA" means any checking or other "deposit account" (as such term is defined from time to time in the Code) maintained by Borrower but not the Borrower's disbursement accounts, each of which is listed on Schedule X-1.

      "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

      "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

      "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

      "Designated Account" means certain DDAs of Borrower identified on Schedule D-1.

      "Dilution Reserve" means, as of any date of determination, an amount determined by Agent in its Permitted Discretion as being appropriate to reflect the ability of Borrower or the Agent, as the case may be, to realize upon the Accounts. Without limiting the generality of the foregoing, the Dilution Reserve may be based on factors including, but not limited to, the following: the amount of bad debt write-downs, discounts, advertising allowances, credits or other dilutive items.

      "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

      "Document" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "document" as such term is defined in the Code, and any and all supporting obligations in respect thereof.

      "Dollars" or "$" means United States dollars.

      "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to the Borrower, together with Borrower's completed responses to the inquiries set forth therein, as supplemented by the Borrower through the Closing Date, the form and substance of such responses to be satisfactory to Agent.

      "Eligible Accounts" means Accounts that are (i) due on a non-recourse basis, (ii) owing by (a) MasterCard, Visa, American Express or Discover or (b) other major Credit Card Processors that are reasonably acceptable to Agent in its Permitted Discretion, which Credit Card Processors have executed a Credit Card Agreement, and (iii) payable no more than four (4) days from invoice date; provided, that, Agent may revise the standards set forth in clauses (i) through
(iii) or otherwise determine an Account to be ineligible in the exercise of its Permitted Discretion from time to time.

      "Eligible In-Transit Inventory" means Inventory of Borrower that does not qualify as Eligible Inventory solely because it is not at a location set forth on Schedule E-1 (as such Schedule may be supplemented from time to time in accordance with the terms hereof) or in transit among such locations and that meets the following criteria, which criteria may be revised by Agent in its Permitted Discretion from time to time after the Closing Date:

            (a) the Inventory was the subject of a Qualified Import Letter of Credit,

            (b) such Inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location set forth on Schedule E-1 that is the subject of a Bailee Acknowledgment or a Collateral Access Agreement, provided that such Inventory has not been in transit for more than seven (7) days,

            (c) title to such Inventory has passed to the Borrower,

            (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion,

            (e) such Inventory either,

                  (i) is the subject of a negotiable bill of lading that (x) is consigned to Agent (either directly or by means of endorsements), (y) was issued by the carrier respecting the subject Inventory, and (z) either is
      (I) in the possession of Agent, (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in transit by air courier to Agent or a customs broker, or

                  (ii) is the subject of a negotiable cargo receipt and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of the Agent, and such negotiable cargo receipt (x) is consigned to Agent (either directly or by means of endorsements), (y) was issued by a consolidator respecting the subject Inventory, (z) either is (I) in the possession of Agent, or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in transit by air courier to Agent,

            (f) Borrower has provided a certificate to Agent that certifies that, to the best knowledge of Borrower, (i) such Inventory meets all of Borrower's representations and warranties contained in the Loan Documents concerning Eligible Inventory (other than the location thereof), (ii) that Borrower knows of no reason why such Inventory would not be accepted by Borrower when it arrives and (iii) that the shipment, as evidenced by the documents, conforms to the related order documents, and

            (g) the Underlying Letter of Credit has been drawn upon in full and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit.

      In determining the value of Eligible In-Transit Inventory, such Inventory shall be valued at Cost less applicable freight and duty charges (without duplication).

      "Eligible Inventory" means Inventory of Borrower consisting of first quality finished goods held for sale in the ordinary course of Borrower's business located at one of Borrower's business locations set forth on Schedule E-1 (or in transit between any such locations), (as such Schedule may be supplemented from time to time in accordance with the terms hereof) that complies with each of the representations and warranties respecting Eligible Inventory made by Borrower in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below, which criteria may be fixed and revised from time to time by Agent in its Permitted Discretion after the Closing Date, provided that, Agent agrees that it will not amend the criteria set forth herein to exclude from the definition of "Eligible Inventory," Inventory located at leased locations in any Landlord Lien State solely because an acceptable Collateral Access Agreement has not been delivered by Borrower. Eligible Inventory shall not include any inventory located at a franchise store location. In determining the value of Eligible Inventory, Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrower's accounting practices less capitalized costs less the aggregate amount of all Inventory Reserves.

      An item of Inventory shall not be included in Eligible Inventory if:

            (a) the Borrower does not have good, valid and marketable title thereto (including Inventory acquired on consignment),

            (b) it is not located at one of the locations in the United States set forth on Schedule E-1 (as such Schedule may be supplemented from time to time in accordance with the terms hereof) unless it is in transit from one such location to another such location,

            (c) it is located at a warehouse, distribution center or other real property (other than a retail store location) leased by the Borrower or in a fulfillment center or contract warehouse or storage location (including any Off-Site Storage Locations), in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, fulfillment services provider or other applicable third party,

            (d) Deliberately Omitted,

            (e) it is located in a contract warehouse or is otherwise stored with a bailee, warehouseman or similar third party unless it is subject to a Bailee Acknowledgment executed by the bailee, warehouseman, or other third party that has issued a Document therefor, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

            (f) it is not subject to a valid and perfected first priority security Agent's Lien, or

            (g) it consists of unsalable goods that have been returned or goods rejected by the Borrower's customers.

      "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $500,000,000, provided that, such bank is acting through a branch or agency located in the United States, (c) a commercial finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial revolving loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

      "Environmental Actions" means any complaint, summons, citation, notice of violation, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of the Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by the Borrower or any predecessor in interest.

      "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq. the Toxic Substances Control Act, 15 USC, Section 2601 et seq. the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

      "Environmental Liabilities and Costs" means all material liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

      "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

      "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "equipment" (as such term is defined from time to time in the Code), fixtures and vehicles (including motor vehicles), including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

      "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which the Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with the Borrower and whose employees are aggregated with the employees of the Borrower under IRC Section 414(o).

      "Event of Default" has the meaning set forth in Section 8.

      "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

      "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

      "Existing Lender" means Congress Financial Corporation.

      "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

      "FEIN" means Federal Employer Identification Number.

      "Franchise Agreement(s)" means the Borrower's material franchise agreements.

      "Franchise Locations" shall mean the locations at which franchisees operate on any given date "Party City" stores pursuant to an effective Franchise Agreement.

      "Franchise Royalties" shall mean all payments due to be made to the Borrower from franchisees, including without limitation, those pursuant to Franchise Agreements and other payments, charges, contributions and assessments but excluding funds paid or held in trust or escrow as or into the Borrower's "ad fund" (as such term is defined in the Franchise Agreements).

      "Funding Date" means the date on which a Borrowing occurs.

      "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

      "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

      "Goods" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "goods", as that term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

      "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

      "Governmental Authority" means any federal, state, local, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any binding arbitration panel, commission, or other similar binding dispute-resolving panel or body.

      "Guarantor" means Party City Michigan, Inc.

      "Guaranty Agreement" means a secured guaranty agreement by Party City Michigan, Inc., in form and substance reasonably satisfactory to Agent.

      "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

      "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

      "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

      "Indemnified Liabilities" has the meaning set forth in Section 11.3.

      "Indemnified Person" has the meaning set forth in Section 11.3.

      "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, general assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

      "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

      "Instruments" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

      "Interest Period" means, with respect to each LIBO Rate Loan, a period commencing on the date of the making of such LIBO Rate Loan and ending 1, 2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBO Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period which will end after the Maturity Date.

      "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by the Borrower as lessor, goods that are furnished by the Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in the Borrower's business and also includes all packaging, advertising and shipping materials related to the foregoing and all names or marks affixed or to be affixed thereto for identifying or selling the same and all Documents (whether or not negotiable) which represent any of the foregoing.

      "Inventory Reserves" means such reserves (without duplicating any other reserves taken by Agent), as Agent determines from time to time in its Permitted Discretion as being appropriate to reflect the impediments to Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following: (a) the extent to which Inventory consists of goods that (i) are obsolete, slow-moving, restrictive or custom items, bills and hold goods, defective, damaged, prepared for return to vendor, not first quality goods, work-in-process or raw materials or (ii) constitute spare parts, packaging and shipping materials or supplies; (b) seasonality; (c) shrinkage; (d) imbalance or change in Inventory character, composition or mix; (e) markdowns; (f) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Inventory by Borrower; and (g) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

      "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions, purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property", as such term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

      "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

      "Issuing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

      "Landlord Lien States" means Alabama, Arizona, Arkansas, District of Columbia, Florida, Iowa, Kentucky, Louisiana, New Mexico, Oregon, Pennsylvania, Texas, Virginia, Washington and West Virginia.

      "L/C" has the meaning set forth in Section 2.12(a).

      "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

      "L/C Undertaking" has the meaning set forth in Section 2.12(a).

      "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

      "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender), Agent.

      "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Borrower under any of the Loan Documents that are paid or incurred by any member of the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) reasonable charges paid or incurred by Agent resulting from the dishonor of checks presented by the Borrower, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with the Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, provided that, absent an Event of Default, the Lenders' attorneys fees (but not the Agent's attorneys fees) for any single waiver, consent or amendment to the Loan Documents shall not exceed the lesser of $5,000 for each Lender or $10,000 in the aggregate for all Lenders (but not the Agent), and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning the Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral. The Agent acknowledges the receipt of $50,000 prior to the Closing Date from the Borrower, such amount to be applied as payment toward the Agent's attorneys fees in connection with the preparation, negotiation and closing of the credit facility contemplated by this Loan Agreement. The Borrower shall not be billed or required to pay any additional attorneys fees of any member of the Lender Group in connection with the preparation, negotiation and closing of this Loan Agreement.

      "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

      "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

      "Letter of Credit Rights" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "letter of credit rights", as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

      "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

      "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

      "LIBOR Notice" means a written notice in the form of Exhibit L-1.

      "LIBO Rate" means, for each Interest Period for each LIBO Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBO Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      "LIBO Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBO Rate.

      "LIBO Rate Margin" means as of the Closing Date, 1.50% and, thereafter, the respective amounts set forth in the following table. The LIBO Rate Margin shall be adjusted on the first Business Day of each fiscal quarter in Borrower's fiscal year and shall be determined by reference to the average level of Excess Availability for each Business Day during the Borrower's immediately preceding fiscal quarter.

Average Fiscal Quarter Excess Availability                   LIBO Rate Margin
------------------------------------------                   ----------------
Greater than $8,000,000                                           1.25%
Greater than $2,000,000 but less than or equal to                 1.50%
$8,000,000
Less than or equal to $2,000,000                                  1.75%

      "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes.

      "Loan Account" has the meaning set forth in Section 2.10.

      "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Stock Pledge Agreement, the Credit Card Agreements, all Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Letters of Credit, the Perfection Certificate, the Trademark Security Agreement, the Copyright Security Agreement, the Guaranty, the Solvency Certificate, any certificates (including without limitation, the Borrowing Base Certificate and the Compliance Certificate), each as may be modified, supplemented or amended, from time to time, delivered by the Borrower pursuant to this Agreement or any other Loan Document, any note or notes executed by the Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by the Borrower and the Lender Group in connection with this Agreement.

      "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets and liabilities taken as a whole or financial condition of the Borrower and its Subsidiaries (taken as a whole, including, without limitation, any material adverse deviation at any time from the Business Plan, (b) a material impairment of the Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of the Borrower.

      "Maturity Date" has the meaning set forth in Section 3.4.

      "Maximum Revolver Amount" means $65,000,000.

      "Minimum Excess Availability" means $0.

      "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right title and interest with respect to letters of credit, Instruments, negotiable Documents, Goods covered by negotiable Documents, Chattel Paper and all supporting obligations of the foregoing.

      "Net Liquidation Percentage" means, at any date of determination, the percentage of the Cost value of Borrower's Eligible Inventory or Eligible In-Transit Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory or Eligible In-Transit Inventory (less applicable freight and duty charges), net of liquidation expenses, such percentage to be as determined from time to time by Agent in its Permitted Discretion or by a qualified appraisal company selected by Agent.

      "Net Retail Liquidation Value" means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.

      "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, Bank Product Obligations, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding of the Borrower.

      For the purposes of Sections 2.3(c)(iii), 2.3(i), 2.6(a) and 14.1, the definition of Required Lenders, and determining whether an Overadvance has occurred under Section 2.5, the term "Obligations" shall not include Bank Product Obligations.

      "Off-Site Storage Locations" shall mean the locations listed on Schedule 5.5(b) at which certain of the tangible property (including Inventory) of the Borrower and its Subsidiaries is kept.

      "Originating Lender" has the meaning set forth in Section 14.1(e).

      "Overadvance" has the meaning set forth in Section 2.5.

      "Participant" has the meaning set forth in Section 14.1(e).

      "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

      "Perfection Certificate" means the Representations and Warranties of Officers form submitted by Borrower to Agent, together with Borrower's completed responses to the inquiries set forth therein, as supplemented by the Borrower through the Closing Date, the form and substance of such responses to be satisfactory to Agent.

      "Permitted Acquisition" means (i) an acquisition of the stock or assets of a Person engaged in substantially the same business as that in which the Borrower is engaged, provided that (a) prior to and after giving effect to any such transaction, there is no Covenant Activation Event, (b) the Borrower provides the Agent with sufficient prior notice and information regarding such acquisition that Agent is able to
(i) perfect a security interest in all acquired collateral and/or (ii) enter into such subordination or intercreditor agreement as Agent deems necessary in its Permitted Discretion, (c) Borrower provides Agent with written evidence satisfactory to the Agent that Borrower projects, on a good faith, pro-forma basis, Excess Availability of at least $5,000,000 for the next six months, such pro-forma forecast to be acceptable to the Agent in its Permitted Discretion, and (d) the total amount spent by Borrower on Permitted Acquisitions under this clause (i) in such fiscal year, including the proposed acquisition, does not exceed $10,000,000 (the "Permitted Acquisition Basket") or (ii) the acquisition of Stock of the Borrower by the Borrower, provided that (a) prior to and after giving effect to any such transaction, the Borrower will have Excess Availability of at least $5,000,000, (b) Borrower provides Agent with written evidence satisfactory to the Agent that Borrower projects, on a good faith, pro-forma basis, Excess Availability of at least $5,000,000 for the six months after such proposed transaction, such pro-forma forecast to be acceptable to the Agent in its Permitted Discretion and (c) the total amount spent by Borrower on Permitted Acquisitions under this clause (ii) in such fiscal year, including the proposed Stock repurchase, does not exceed $12,500,000, provided that, in any fiscal year, if the Borrower exhausts the $12,500,000 Stock repurchase allowance set forth herein and satisfies the other conditions for a Stock repurchase set forth in this clause (ii), the Borrower may use amounts remaining in the Permitted Acquisition Basket to repurchase its Stock and the Permitted Acquisition Basket shall be reduced by any such usage on a dollar for dollar basis.

      "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

      "Permitted Dispositions" means any of the following dispositions, provided that no such disposition could reasonably be expected to cause a Material Adverse Change: (a) sales or other dispositions by Borrower or its Subsidiaries in the ordinary course of business of Inventory and Equipment that is substantially worn, damaged, obsolete or no longer useful, (b) sales by Borrower or its Subsidiaries of Inventory to buyers in the ordinary course of business,
(c) sales by Borrower or its Subsidiaries of Inventory at discount sales, provided that such discount sales are conducted at retail store locations in the ordinary course of business, (d) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (e) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (f) subleases in the ordinary course of the Borrower's business, (g) any grant of a Franchise or termination thereof, provided that such termination, individually or in the aggregate, does not require notification to the Agent pursuant to Section 6.16(a)(ix), (h) provided there is no Default or Event of Default prior to or after giving effect to such disposition, sales or other dispositions by the Borrower of Inventory or Equipment in conjunction with store closings consummated in accordance with the terms of Section 7.15, (i) provided there is no Default or Event of Default prior to or after giving effect to such disposition, payments by the Borrower into the "ad fund" as such term is defined under the Franchise Agreements, but only to the extent such payments are required by the terms of the Franchise Agreements, provided further that if there is a Default or Event of Default, Borrower shall be permitted to only make the next month's payment into the "ad fund" consistent with the Borrower's past practices and, in any event, not in an amount exceeding 1% of the Borrower's Company-Owned Stores' prior month's sales.

      "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, (e) Investments consisting of Indebtedness permitted under Section 7.1, (f) Investments arising as a result of the bankruptcy of account debtors or disputes with suppliers, and
(g) Investments in Permitted Acquisitions.

      "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lender Group and any holder of Obligations under this Agreement or the other Loan Documents, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers or similar Persons, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet more than 5 Business Days delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance or social security legislation, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money and other obligations of a like nature,
(i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder and (k) to the extent such right constitutes a lien, any right of set-off that a Credit Card Issuer may have against the Borrower pursuant to the terms of the Credit Card Agreements.

      "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in appropriate proceedings and
(c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

      "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $500,000. In no event shall Permitted Purchase Money Indebtedness include Indebtedness incurred for the purpose of financing all or any part of the acquisition cost of any Inventory.

      "Permitted Recovery Proceeds Amounts" has the meaning set forth in Section 6.8(b).

      "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

      "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, including an analysis of expected loan usage and availability, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      "Pro Rata Share" means:

            (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and
      (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

            (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing
      (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances, and

            (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances by
      (B) the principal amount of all outstanding Advances.

      "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

      "Qualified Import Letter of Credit" means a Letter of Credit that (a) is issued to facilitate the purchase by the Borrower of Eligible Inventory, (b) is in form and substance acceptable to

Agent, (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, either (i) a negotiable bill of lading that is consigned to Agent (either directly or by means of endorsements) and that was issued by the carrier respecting the subject Eligible Inventory, or (ii) a negotiable cargo receipt that is consigned to Agent (either directly or by means of endorsements) and that was issued by a consolidator respecting the subject Eligible Inventory; provided, however, that, in the latter case, no bill of lading shall have been issued by the carrier (other than a bill of lading consigned to the consolidator or to Agent), and (d) has an expiry of less than 45 days after the date of issuance of such Letter of Credit.

      "Real Property" means any fee, leasehold or other estate or interest in real property now or hereafter owned or leased or hereafter acquired by the Borrower and the improvements thereto.

      "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

      "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

      "Report" has the meaning set forth in Section 16.17.

      "Required Lenders" means at any time Lenders (other than Defaulting Lenders) whose Pro Rata Shares aggregate 66-2/3% of the Total Commitments (other than Commitments held by Defaulting Lenders), or if the Commitments have been terminated irrevocably, 66-2/3% of the Obligations (other than Bank Product Obligations) then outstanding.

      "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

      "Reserves" means collectively, but without duplication, all Inventory Reserves, Availability Reserves, Bank Products Reserves and any other reserve created by Agent hereunder.

      "Restricted Payment" means (i) any cash dividend or other cash distribution or payment, direct or indirect, on or on account of any shares of any class of stock of the Borrower now or hereafter outstanding; (ii) any dividend or other distribution in respect of, or redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding or of any warrants, options or rights to purchase any such stock (including, without limitation, the repurchase of any such stock by Borrower (other than in connection with a Permitted Acquisition), warrant, option or right or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); and (iii) any direct salary, non-salary managerial fees, fee (consulting, management or other), fringe benefit, allowance or other expense directly or indirectly paid or payable by the Borrower (as compensation or otherwise) to any shareholder or Affiliate of the Borrower (other than to an employee or director, to the extent of such employee's or director's compensation; provided that the terms of such compensation are approved by the applicable board of directors or the compensation committee thereof) or any partner, shareholder or Affiliate thereof.

      "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

      "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

      "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

      "SEC" means the United States Securities and Exchange Commission and any successor thereto.

      "Securities Account" means a "securities account" as such term is defined from time to time in the Code.

      "Settlement" has the meaning set forth in Section 2.3(f)(i).

      "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

      "Solvency Certificate" means a Solvency Certificate of the Borrower in a form reasonably satisfactory to the Agent.

      "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

      "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

      "Stock Pledge Agreement" means a stock pledge agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Borrower.

      "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

      "Swing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

      "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

      "Taxes" has the meaning set forth in Section 16.11(e).

      "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

      "Trademark Security Agreement" means a trademark security agreement executed and delivered by the Borrower and Agent, the form and substance of which is reasonably satisfactory to Agent.

      "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower and, in the case of a proposed Qualified Import Letter of Credit, has agreed in writing, to hold documents of title as agent for Agent.

      "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

      "Voidable Transfer" has the meaning set forth in Section 17.7.

      "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      "WFRF" means Wells Fargo Retail Finance, LLC.

      1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein.

      1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The expression "payment in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full of all of the monetary Obligations and the irrevocable termination of the Commitments but not including contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim.

      1.5. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. Schedules E-1,
5.5 and 5.5(b) delivered on the Closing Date shall be true in all respects at the Closing Date but thereafter may be supplemented with prior written notice to the Agent in accordance with the terms of Section 6.9.

2.    LOAN AND TERMS OF PAYMENT.

      2.1. Revolver Advances.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Availability Block less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage and the aggregate amount of the Availability Reserves. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean an amount equal to the result of:

                  (A) the lesser of

                  (i) 85% of the amount of Eligible Accounts less the amount, if any, of the Dilution Reserve, and

                  (ii) $8,000,000,

                  plus

                  (B) (i) from August 1st through and including November 1st of each year, 90% of the Net Retail Liquidation Value of Eligible Inventory plus the lesser of (1) 90% of the Net Retail Liquidation Value of Eligible In-Transit Inventory and (2) $5,000,000, and

                  (ii) at all other times, 85% of the Net Retail Liquidation Value of the Eligible Inventory plus the lesser of (1) 85% of the Net Retail Liquidation Value of Eligible In-Transit Inventory and (2) $5,000,000,

                  minus

                  (C) the Availability Block,

                  minus

                  (D) the aggregate amount of Reserves, if any, established by
            Agent under Section 2.1(b).

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right, without declaring an Event of Default, to reduce its inventory advance rates or establish Reserves (including Bank Products Reserves) in such amounts, and with respect to such matters, but without duplication, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) as determined by Agent in its Permitted Discretion based on noncompliance with the covenants set forth in Sections 6 and 7, and (iii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances or issue or arrange the issuance of Letters of Credit hereunder to the extent such additional Advances or Letter of Credit Usage would cause the Revolver Usage to exceed the lesser of Maximum Revolver Amount and the Borrowing Base.

            (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2. Deliberately Omitted.

      2.3. Borrowing Procedures and Settlements.

            (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent, which notice must be received by Agent no later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for a Swing Loan in an amount of $500,000, or less, such notice will be timely received if it is received by Agent no later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

            (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

            (c) Making of Advances.

                  (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 2:00 p.m. (Boston, Massachusetts time) on the Business Day that is the requested Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 3:00 p.m. (Boston, Massachusetts time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any

      Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, by 3:00 p.m. on a requested Funding Date, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's

      Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable,
      (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (d) Making of Swing Loans.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing
      Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The balance of outstanding Swing Loans shall not exceed $5,000,000 at any time.

            (e) Deliberately Omitted.

            (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances and the Swing Loans, shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan and (2) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (Boston, Massachusetts time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Swing Loans, for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)):
      (y) if a Lender's balance of the Advances and Swing Loans exceeds such Lender's Pro Rata Share of the Advances and Swing Loans as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Boston, Massachusetts time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and (z) if a Lender's balance of the Advances and Swing Loans is less than such Lender's Pro Rata Share of the Advances and Swing Loans, as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Boston, Massachusetts time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Swing Loans. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan and, together with the portion of such Swing Loan representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a Lender's balance of the Advances and Swing Loans is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances and Swing Loans as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

            (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

            (h) Lenders' Failure to Perform. All Advances (other than Swing Loans) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

            (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower from time to time including (a) after the occurrence of and during the continuance of a Default of Event or Default or (b) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, notwithstanding that an Overadvance exists or thereby would be created, if the Agent determines in its sole discretion, that such Advances are necessary or desirable (A) to preserve or protect the Collateral or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than Bank Product Obligations), or (C) to pay any amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10, provided that (i) after giving effect to such Advances (including a Swing Loan), the sum of then extant amount of outstanding Advances, plus the then extant amount of the Letter of Credit Usage does not exceed the Borrowing Base by more than $3,750,000, (ii) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (iii) at the time of the making of any such Advance (including any Swing
Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 60 days and (iv) such Advances shall not be outstanding more than two times during any twelve month period absent the consent of the Required Lenders, provided that any such Overadvance must be outstanding for at least 3 consecutive Business Days before it is counted against the foregoing limitation. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof.

                  (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any

      Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                  (iii) Any Overadvances under this Agreement shall be payable on demand, will be secured by the Agent's Liens granted under the Loan Documents, and shall constitute Advances and Obligations hereunder.

      2.4. Payments.

            (a) Payments by Borrower.

                  (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Boston, Massachusetts time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Boston, Massachusetts time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b) Apportionment and Application of Payments.

                  (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments and all proceeds of Accounts or other Collateral received by Agent (other than payments or proceeds received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest or other specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                  (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                  (B) second, to pay any Lender Group Expenses then due to the
            Lenders under the Loan Documents, on a ratable basis, until paid in full,

                  (C) third, to pay any fees then due to Agent (for its separate account) under the Loan Documents until paid in full,

                  (D) fourth, to pay any fees then due to any or all of the
            Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                  (E) fifth, ratably to pay interest due in respect of the
            Advances and the Swing Loans, until paid in full,

                  (F) sixth, to pay the principal of all Swing Loans until paid in full,

                  (G) seventh, ratably to pay the principal of all Advances
            until paid in full,

                  (H) eighth, if an Event of Default has occurred and is
            continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                  (I) ninth, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                  (J) tenth, if an Event of Default has occurred and is
            continuing, to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                  (K) eleventh, to pay any other Obligations (including Bank
            Product Obligations) until paid in full, and

                  (L) twelfth, to Borrower (to be wired to the Designated
            Account) or such other Person entitled thereto under applicable law.

                  (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).

                  (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

      2.5. Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

            (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBO Rate plus the LIBO Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue, in the case of standby Letters of Credit, at a per annum rate equal to the effective LIBO Rate Margin times the Daily Balance of the undrawn amount of all outstanding standby Letters of Credit and, in the case of documentary Letters of Credit, at a per annum rate equal to (i) the LIBO Rate Margin less .50% times (ii) the Daily Balance of the undrawn amount of all outstanding documentary Letters of Credit.

            (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (if the Agent or the Required Lenders so elect),

                  (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and

                  (ii) the Letter of Credit fee provided for above shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.

            (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time, without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Agent will endeavor to give notice of any charge to the Loan Account for items other than principal and interest for the Obligations, provided that any failure by Agent to give such notice will not invalidate any action taken by Agent under this Section. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

            (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7. Cash Management.

            (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7 (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to one of such Cash Management Banks, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank into one of the DDAs set forth on Schedule 2.7 (a "Cash Management Account") at one of the Cash Management Banks. Notwithstanding anything else in this Agreement to the contrary, the Borrower may retain in its stores and not deposit in the applicable DDA, funds necessary for the ordinary course operating needs of its stores (the "Store Amounts") in an amount not to exceed (i) $2,400 per retail store from September 23rd through November 7th of each year and (ii) $1,400 per retail store at all other times. If, notwithstanding the provisions of this Section 2.7, the Borrower receives or otherwise has dominion over or control of any Collections (other than Store Amounts), the Borrower shall hold such Collections in trust for Agent and shall not commingle such Collections with any of Borrower's other funds or deposit such Collections in any account of Borrower except as instructed by Agent. Notwithstanding anything in this Agreement to the contrary, the Borrower's failure to comply with the one Business Day deposit requirement set forth above due directly to earthquake, landslide, hurricane, tornado, fire, flood, blizzard, act of God, act of the public enemy, or act of war shall not be an Event of Default hereunder unless such failure by Borrower continues for 2 Business Days.

            (b) Borrower shall establish and maintain Cash Management Agreements with Agent and each Cash Management Bank. Each such Cash Management Agreement shall be a Control Agreement and each Control Agreement shall provide, among other things, that (i) upon notice from Agent, the applicable bank will comply with instructions of Agent directing the disposition of funds in the account without further consent of the Borrower, (ii) the applicable bank has no rights of setoff or recoupment or any other claim against the applicable account, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable account to the Agent's Account or appropriate Cash Management Account (as applicable), provided that, absent an Event of Default, each of the local DDAs for the retail stores (but not the Cash Management Accounts) may retain the following amounts as overdraft protection: (i) during September 23rd through November 7th of each year, an average of $1,100 per DDA and (ii) at all other times an average of $500 per DDA. In the event the Borrower (i) has not had any outstanding payment Obligations to the Agent or the Lenders for a period of ninety (90) days and (ii) does not forecast taking any Advances or Letters of Credit for the next one hundred and eighty (180) days, the

Agent may agree to waive the daily sweep of the Borrower's Cash Management Accounts described herein with the consent of the Required Lenders.

            (c) Borrower shall establish and maintain Credit Card Agreements with Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges or debit card charges for sales by Borrower received by it (or other amounts payable by such Credit Card Processor) into a designated Cash Management Account on a daily basis. Borrower shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges or debits without the prior written consent of Agent.

            (d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedules 2.7 and 5.18 to add or replace a Cash Management Account Bank or Cash Management Account or DDA; provided, however, that (i) such prospective Cash Management Bank or DDA shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank or DDA, (ii) prior to the time of the opening of any such Cash Management Account, Borrower and, such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

            (e) The Cash Management Accounts and each DDA shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien on each Cash Management Account and DDA to Agent.

      2.8. Crediting Payments; Float Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (Boston, Massachusetts time). If any payment item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Boston, Massachusetts time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge

Borrower for 1 Business Day of 'clearance' or 'float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

      2.9. Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank (as defined in Schedule D-1) for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. So long as no Default or Event of Default has occurred and is continuing, Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days prior written notice to Agent; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrower, Agent and such prospective Designated Account Bank shall have executed and delivered to Agent a Control Agreement with respect to the Designated Account. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account. Unless otherwise agreed by Agent and Borrower, any Advance or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

      2.10. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances (including Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group absent manifest error unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

      2.11. Fees. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

            (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee as follows:

                  (i) if Average Total Revolver Outstandings was less than or equal to $50,000,000, in an amount equal to (A) .375% per annum times the result of $50,000,000 less Average Total Revolver Outstandings, plus the result of (B) .25% per annum times the result of the Maximum Revolver Amount less $50,000,000, and

                  (ii) if the Average Total Revolver Outstandings was greater than $50,000,000, in an amount equal to .25% per annum times the result of the Maximum Revolver Amount less the Average Total Revolver Outstandings.

            (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter, and

            (c) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows:
(i) a fee of $900 per day, per auditor, plus reasonable out-of-pocket expenses for each financial audit of the Borrower performed by personnel employed by Agent, (ii) a fee of $1,500 per day per appraiser, plus reasonable out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the reasonable actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess the Borrower's business valuation.

      2.12. Letters of Credit.

            (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of the Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C

Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed $10,000,000, or

                  (ii) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                  (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

      Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance reasonably acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

            (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

            (c) The Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that the Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. The Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for the Borrower's account, even though this interpretation may be different from the Borrower's own, and the Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. The Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. The Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

            (d) The Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            (g) The Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Sections 2.6(b) and 2.12(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, the Borrower immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

      2.13. LIBOR Option.

            (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBO Rate. Interest on LIBO Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto (except that in the case of a six-month Interest Period, interest shall also be due on the 90th day of such period), (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBO

Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBO Rate and Agent shall have the right to convert the interest rate on all outstanding LIBO Rate Loans to the rate then applicable to Base Rate Loans hereunder. Agent shall endeavor to notify Borrower of any such conversion in writing, provided that any failure to deliver such notification does not effect the Agent's rights hereunder.

            (b) LIBOR Election.

                  (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Boston, Massachusetts time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Boston, Massachusetts time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBO Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBO Rate Loan had such event not occurred, at the LIBO Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Borrower shall have not more than 5 LIBO Rate Loans in effect at any given time, provided that Borrower may request that the number of LIBO Rate Loans be increased to 7 in the Agent's Permitted Discretion. Borrower only may exercise the LIBOR Option for LIBO Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) Prepayments. Borrower may prepay LIBO Rate Loans at any time; provided, however, that in the event that LIBO Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

            (d) Special Provisions Applicable to LIBO Rate.

                  (i) The LIBO Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBO Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBO Rate and the method for determining the amount of such adjustment, or (z) repay the LIBO Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBO Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBO Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBO Rate Loans, and interest upon the LIBO Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and

      (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

            (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBO Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBO Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBO Rate Loans.

      2.14. Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      2.15. New Overadvance Facility. Agent will use commercially reasonable efforts to provide Borrower with a term sheet, within 7 Business Days of the Closing Date, setting forth the material terms and conditions of a new secured overadvance facility for Borrower to be provided by the Lenders hereunder in an amount to be determined, provided however, that the Borrower acknowledges that neither the Agent nor any of the Lenders has made any commitment to it whatsoever regarding the substantive terms of such possible facility, and provided further, however, that neither the Borrower nor any of the Lenders shall be under any obligation to enter into such a facility. The Borrower shall not be excused from any of its obligations hereunder if it does not find such term sheet acceptable or if the parties do not enter into such facility for any reason.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1. Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

            (a) the Closing Date shall occur on or before January 9, 2003;

            (b) Agent shall have filed all financing statements required by Agent, and Agent shall have received confirmation of the filing of all such financing statements;

            (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                  (i) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                  (ii) the Trademark Security Agreement,

                  (iii) the Cash Management Agreements including (i) a restricted account agreement with Wells Fargo and (ii) blocked account agreements with each of (A) Bank of America and (B) First Union Bank,

                  (iv) the Credit Card Agreements with the following Credit Card Processors (A) American Express Travel Related Services Company, Inc., (B) Discover Financial Services, Inc. and (C) Chase Manhattan Services LLC and Chase Manhattan Bank,

                  (v) the Copyright Security Agreement,

                  (vi) the Guaranty Agreement,

                  (vii) the Fee Letter,

                  (viii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower,

                  (ix) the Disbursement Letter,

                  (x) the Perfection Certificate of the Borrower,

                  (xi) the Due Diligence Letter, and

                  (xii) Solvency Certificate from the Borrower;

            (d) Collateral Access Agreements with respect to chief executive offices;

            (e) Agent shall have received Bailee Acknowledgments with respect to each location listed on Schedule 3.1(e);

            (f) Agent shall have received a pro forma Compliance Certificate dated as of the Closing Date;

            (g) Agent shall have received a certificate from the Secretary of the Borrower attesting to the resolutions of the Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which the Borrower is a party and authorizing specific officers of such Borrower to execute the same;

            (h) Agent shall have received copies of the Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of the Borrower;

            (i) Agent shall have received a certificate of status with respect to the Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Borrower, which certificate shall indicate that the Borrower is in good standing in such jurisdiction;

            (j) Agent shall have received certificates of status with respect to the Borrower, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of the Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that the Borrower is in good standing in such jurisdictions;

            (k) Agent shall have received a certificate from the Secretary of the Guarantor attesting to the resolutions of the Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which the Guarantor is a party and authorizing specific officers of the Guarantor to execute the same;

            (l) Agent shall have received copies of the Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

            (m) Agent shall have received a certificate of status with respect to the Guarantor, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

            (n) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

            (o) Agent shall have received opinions of the Borrower's counsel in form and substance satisfactory to Agent;

            (p) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of the Borrower) that all income and any other material tax returns required to be filed by the Borrower have been timely filed and all income and any material taxes upon the Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

            (q) Borrower shall have Excess Availability of not less than $20,000,000;

            (r) Agent shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent;

            (s) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

            (t) Agent shall have received an appraisal of the Net Retail Liquidation Value applicable to Borrower's Inventory, the results of which shall be satisfactory to Agent;

            (u) Agent shall have received the Closing Date Business Plan;

            (v) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

            (w) Agent shall have received copies of the following documents from each of (i) Enhanced Retail Funding LLC, (ii) PNC Bank, National Bank and (iii) Tennebaum & Co., LLC: (A) executed payoff letters in form satisfactory to the Agent relating to all amounts owed by Borrower to such creditors for borrowed money, (B) date-stamped copies of "in lieu" financing statements filed in the Secretary of State's office for the State of Delaware referencing each financing statement on file against the Borrower in any jurisdiction by such creditors and
(C) date-stamped copies of termination statements filed by such creditors with the Secretary of State of Delaware terminating the "in lieu" filings listed in the foregoing clause (B);

            (x) Agent shall have received evidence satisfactory in Agent's Permitted Discretion that Borrower has received all material consents, licenses, approvals or evidence of other actions required by any Person, including any Governmental Authority, in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

            (y) Agent shall have received complete copies of the real estate leases relating to (i) the Borrower's chief executive office, (ii) any location where the Borrower maintains records and (iii) any distribution or warehouse where the Borrower maintains Inventory;

            (z) Agent shall have received written evidence satisfactory to it that the following liens have been terminated or satisfactorily resolved: (i) blanket lien filed by Timothy

J. Rand against Merlin Kelsick, Party City of Corpus Christi, et al, with the Illinois Secretary of State, on or about March 22, 1999, (ii) blanket lien filed by Fifth Third Bank against Party City of Cincinnati, Inc., with the Ohio Secretary of State and in Hamilton County Ohio, on or about August 2, 2002 and October 13, 1992, respectively and (iii) blanket lien filed by Aid Association for Lutherans against Paper Warehouse Limited Partnership with the Washington Secretary of State, on or about September 5, 1995; and

            (aa) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

      3.2. Conditions Subsequent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

            (aa) use commercially reasonable efforts to deliver to Agent within 30 days of the Closing Date, Collateral Access Agreements with respect to the Borrower's chief executive offices and each of the Borrower's record storage locations, in each case in a form reasonably satisfactory to the Agent;

            (b) within 45 days of the Closing Date, deliver written evidence to the Agent of the discharge, release or other satisfactory resolution, in the Agent's reasonable discretion, of the following judgment and tax liens: (i) judgment lien filed by Hartford Insurance against Party City of Downers Grove with Cook County in Illinois, on or about September 6, 2000, in an original amount of $12,669.61, (ii) state tax lien filed by Illinois Department of Revenue against Party City of Highland Park, Inc. with Lake County Illinois, on or about January 26, 2000, in an original amount of $6,023.91, (iii) state tax lien filed by the Indiana Department of Revenue against Party City, Inc. (Indianapolis address) with Morris County Indiana, on or about April 4, 1997, in an original amount of $598.12, (iv) judgment lien field by Aviv Judaica Imports against Party City Corporation with Marion County NJ, on or about November 12, 1999, in an original amount of $6,578.80, (v) judgment lien filed by City of Philadelphia against Party City Corporation with Philadelphia County Pennsylvania on or about August 31, 2001 in the original amount of $1,544.00,
(vi) state tax lien filed by Ohio Bureau of Employment against Party City of Cincinnati I, Inc. with Hamilton County Ohio, on or about May 13, 1994, in the original amount of $197.86, (vii) state tax lien field by Ohio Bureau of Employment against Party City of Cincinnati I, Inc., with Hamilton County Ohio, on or about January 30, 1998, in the original amount of $224.28 and (viii) personal property tax lien filed by State of Ohio with Hamilton County Ohio against Party City of Kenwood Inc., on or about February 4, 1998, in the original principal amount of $2,639.42, provided that, upon the Borrower's request, the Agent may extend the time for the Borrower to satisfy this condition subsequent, in its Permitted Discretion, if the Borrower has made significant progress on satisfactorily resolving these matters in the first 45 days after the Closing Date;

            (c) within 30 days of the Closing Date, deliver to Agent results of the appropriate local lien searches against the applicable trade names for Company-Owned Stores located in the following jurisdictions: Massachusetts, Missouri, New York, Ohio, Pennsylvania and Virginia;

            (d) within 45 days of the Closing Date, use commercially reasonable efforts to deliver to Agent evidence of the termination of any Liens filed against the Company or the Guarantor or any of their respective assets (other than Permitted Liens) set forth in the lien searches described in clause (c) above; and

            (e) within 60 days of the Closing Date, the Borrower will use its commercially reasonable efforts to obtain Control Agreements in favor of Agent in connection with each of its DDAs set forth on Schedule 5.18 other than those accounts already party to a Cash Management Agreement, provided that within 15 days of the Closing Date, the Borrower will provide the Agent with all forms and information necessary to enable Agent to mail out the Control Agreements to each of the banks holding DDAs.

      3.3. Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advance (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit to the Borrower hereunder, shall have been issued and remain in force by any Governmental Authority against the Borrower, Agent or any Lender; and

            (d) no Material Adverse Change shall have occurred.

      3.4. Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent, and the Lenders and shall continue in full force and effect for a term ending on April 30, 2006 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations (other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim) have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full (other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim) and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations and Agent will deliver to Borrower any Collateral in Agent's possession.

      3.6. Early Termination by Borrower. Borrower has the option, at any time upon at least 60 days prior written notice by Borrower to the Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations in full (other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim) (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), on the date set forth as the date of termination of this Agreement in such notice.

4.    CREATION OF SECURITY INTEREST.

      4.1. Grant of Security Interest. The Borrower hereby grants to Agent, for the benefit of the Lender Group and any other holder of Obligations, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2. Control of Collateral. If from time to time any Collateral, including any proceeds or supporting obligations, consists of property or rights of a Borrower in which the perfection or first priority of Agent's security interest is dependent upon Agent's gaining control of such Collateral, such Borrower shall promptly notify Agent and, at Agent's request, deliver the appropriate Control Agreements or take such actions as may be necessary to give Agent control over such Collateral as provided in the Code.

      4.3. Negotiable Collateral. If from time to time any Collateral, including any proceeds, is evidenced by or consists of letters of credit, Instruments, negotiable Documents, Goods covered by negotiable Documents, Investment Property or Chattel Paper, and if perfection or priority of Agent's security interest in such Collateral is dependent on or enhanced by possession, the Borrower, promptly upon the request of Agent, shall endorse and deliver physical possession of such Collateral to Agent.

      4.4. Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that the Accounts, Chattel Paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. The Borrower shall hold any Collections that it receives in trust for the Lender Group, as the Lender Group's trustee, and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the Borrower.

      4.5. Delivery of Additional Documentation Required. At any time upon the reasonable request of Agent, Borrower shall authorize or execute and deliver to Agent, as applicable, any and all financing statements (including, without limitation, any amendments thereto and any "in lieu" continuation statements), security agreements, pledges, assignments, endorsements of certificates of title, bailee acknowledgments and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, each in form and substance satisfactory to Agent, to perfect and continue perfected or to maintain priority for the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, the Borrower authorizes Agent to execute any such Additional Documents in the Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. Without limiting the foregoing, Borrower shall (a) give the Agent prompt written notice of any Commercial Tort

Claim of Borrower not specifically identified herein and any Letter of Credit Right of the Borrower. Borrower shall grant to the Agent, for the benefit of the Lender Group, a security interest in any such Commercial Tort Claim or Letter of Credit Right and the proceeds thereof, and (b) once per fiscal quarter, (i) provide Agent with a report of all new patentable, copyrightable or trademarkable materials acquired or generated by Borrower during the prior period, (ii) cause all material patents, material copyrights, and material trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof,
(iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such material patents, material copyrights and material trademarks as being subject to the security interests created thereunder, and (iv) execute and deliver to Agent, at Agent's request, Patent, Trademark or Copyright Security Agreements with respect to such patents, trademarks or copyrights for filing with the appropriate filing office.

      4.6. Power of Attorney. The Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as the Borrower's true and lawful attorney, with power to (a) if the Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse the Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary in furtherance thereof. The appointment of Agent as the Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been paid in full (other than contingent Indemnification obligations for which neither the Agent nor any Lender have yet made a claim) and performed and the Lender Group's obligations to extend credit hereunder are terminated.

      4.7. Control Agreements. No Control Agreement in respect of any DDA or any Securities Account or other Investment Property shall be modified by Borrower without the prior written consent of Agent and the Borrower shall not open any new Securities Account without delivering to Agent a Control Agreement relating thereto. The Borrower shall not open any new DDA without using commercially reasonable efforts to deliver to Agent a Control Agreement relating thereto.

      4.8. Right to Inspect; Inventories, Appraisals and Audits. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to


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
time hereafter (upon reasonable notice and in such manner so as not to interfere with the Borrower's ordinary business operations), to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

            (a) At Borrower's expense, third parties acceptable to Agent shall conduct physical inventories at all of Borrower's store locations at least once per fiscal year and at each of Borrower's distribution centers at least once per fiscal year. Agent, at the expense of Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrower.

            (b) Agent may from time to time obtain or conduct, at Borrower's expense, appraisals of the Borrower's Inventory conducted by such appraisers as are satisfactory to Agent, provided that prior to the occurrence of an Event of Default, the Borrower shall only be required to pay for two such appraisals per fiscal year. If, however, Agent reasonably determines that there have been changes in markdowns, inventory mix and composition, accounting methods or any other factors affecting the value of the Collateral, Agent may in its Permitted Discretion have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Value of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base.

            (c) Agent may from time to time conduct commercial finance audits at Borrower's expense of Borrower's Books, provided that prior to the occurrence of an Event of Default that has not been waived in writing, the Borrower shall only be required to pay for two such audits per fiscal year.

5.    REPRESENTATIONS AND WARRANTIES.

      In order to induce the Lender Group to enter into this Agreement, the Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

      5.1. No Encumbrances. The Borrower has good title to all of the property composing the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

      5.2. Eligible Accounts. The Eligible Accounts are existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Administrative Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.


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
      5.3. Eligible Inventory. All Inventory identified on the borrowing base report submitted to Agent as Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is located at one of the locations set forth on Schedule E-1 or is in transit from one such location to another such location and is not otherwise excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

      5.4. Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes other than pieces of obsolete Equipment which the Borrower intends to write-off in the ordinary course of business.

      5.5. Location of Inventory and Equipment. Except as set forth on Schedule 5.5, the Inventory and Equipment is not stored with a bailee, warehouseman, or similar party. Schedule 5.5(b) lists each of the Off-Site Storage Locations, and includes the addresses (including county) of such locations, the owner or lessor thereof, the approximate monthly rent payable under the applicable leases, and the Company-Owned Store(s) whose inventory are stored at such locations.
Schedule 5.5(b) also includes a listing of certain trailers and containers located at Company-Owned Store locations which contain Inventory, but these trailers and containers shall not be deemed to be Off-Site Storage locations for purposes of this Agreement. All Inventory and Equipment (other than de minimus pieces of Equipment, motor vehicles and Equipment located at the Borrower's Chief Executive Office and in-transit Inventory) are located only at the locations identified on Schedules E-1, 5.5 and 5.5(b).

      5.6. Inventory Records. The Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

      5.7. Legal Status.

            (a) The Borrower represents and warrants that (a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) the Borrower is a Delaware corporation; (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number; (d) the Perfection Certificate accurately sets forth the Borrower's place of business or, if more than one, its chief executive office, as well as the Borrower's mailing address, if different; (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete as of the date hereof and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Borrower except changes that the Borrower has advised the Agent of in writing.

            (b) Borrower does not now and has not in the five years immediately preceding the Closing Date entered into contracts, executed leases (for real or personal property), ordered merchandise, opened bank accounts, signed checks or paid taxes under any trade names including but not limited to "The Discount Party Superstore," "The Halloween Costume Warehouse," "The Halloween Costume Discount Store" or any other trade name similar to "Party City of (Applicable Jurisdiction)".


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
      5.8. Due Organization and Qualification; Subsidiaries.

            (a) The Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description as of the Closing Date of the authorized capital Stock of the Borrower, by class, and, as of the Closing Date, the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of the Borrower's Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Stock or any security convertible into or exchangeable for any of its Stock.

            (c) As of the Closing Date, Party City Michigan, Inc., is the Borrower's only Subsidiary and is a wholly-owned Subsidiary. Schedule 5.8(c) sets forth Party City Michigan, Inc.'s (i) jurisdiction of organization; (ii) number of shares of each class of common and preferred Stock authorized for such Subsidiary; and (iii) the number of outstanding shares of each such class. All of the outstanding Stock of such Subsidiary has been validly issued and is fully paid and non-assessable. Party City Michigan, Inc., is a shell corporation which does not now conduct business or hold any assets or liabilities (other than the Guaranty Agreement) and has not, in the five years immediately preceding the Closing Date, done any business, held any material assets or liabilities (other than guarantees in favor of (A) the Existing Lender and (B) certain other former lenders), or paid any taxes other than franchise taxes.

            (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of the Borrower's Subsidiaries' Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither the Borrower nor any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the Borrower's Subsidiaries' Stock or any security convertible into or exchangeable for any such Stock.

      5.9. Due Authorization; No Conflict.

            (a) The execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Borrower.

            (b) The execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to the Borrower, the Governing Documents of the Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on the Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Borrower, other than Permitted Liens, or

(iv) require any approval of the Borrower's stockholders or any approval or consent of any Person under any material contractual obligation of the Borrower.

            (c) Other than any filings necessary for the creation or perfection of any security interest, including, without limitation, the filing of financing statements and fixture filings, the execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which the Borrower is a party does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (d) This Agreement and the other Loan Documents to which the Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by the Borrower will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Agent's Liens in the Collateral are validly created, perfected, and first priority Liens, provided that such priority may be subject to Permitted Liens and, as of the Closing Date, may also be subject to the Liens set forth in Section 3.2(b) for the time period set forth in that Section.

            (f) The execution, delivery, and performance by Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Guarantor.

            (g) The execution, delivery, and performance by Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Guarantor, the Governing Documents of Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Guarantor, other than Permitted Liens, or (iv) require any approval of Guarantor's stockholders or any approval or consent of any Person under any material contractual obligation of Guarantor.

            (h) The execution, delivery, and performance by Guarantor of the Loan Documents to which Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (i) The Loan Documents to which Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantor will be legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.


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
      5.10. Litigation.

            (a) Other than those matters disclosed on Schedule 5.10(a) and other matters which could not reasonably be expected to cause a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as applicable. Schedule 5.10(a) includes, as applicable, for each matter set forth thereon (i) the name, docket number and jurisdiction for such matter, (ii) the status of such proceeding, and (iii) whether such matter is covered by an insurance policy and, if so, the insurance carrier, the policy number and the deductible amount associated with such insurance policy.

            (b) There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against the Borrower or any of its Subsidiaries, as applicable, that question the validity or enforceability of this Agreement or any other Loan Document or any action taken by Borrower in connection therewith.

            (c) Schedule 5.10(c) lists all of Borrower's Commercial Tort Claims existing as of the date hereof.

      5.11. No Material Adverse Change. All financial statements relating to Borrower that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

      5.12. Fraudulent Transfer.

            (a) The Borrower is Solvent.

            (b) No transfer of property is being made by the Borrower or the Guarantor and no obligation is being incurred by the Borrower or the Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or the Guarantor.

      5.13. Employee Benefits. None of the Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.14. Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Borrower's properties or assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien securing obligations in


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
excess of $25,000 arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by the Borrower resulting in the releasing or disposing of Hazardous Materials into the environment where such summons, citation, notice or directive could reasonably be expected to cause a Material Adverse Change.

      5.15. Brokerage Fees. The Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

      5.16. Intellectual Property. The Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing as of the Closing Date of all material issued patents and patent applications, material registered trademarks and trademark applications, material copyrights and copyright registrations as to which the Borrower is the owner or is an exclusive licensee.

      5.17. Leases and Franchises.

            (a) The Borrower enjoys peaceful and undisturbed possession under all material leases to which the Borrower is a party or under which Borrower is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

            (b) As of the Closing Date, the Borrower's real estate leases for each Company-Owned Store located in a Landlord Lien State contain language that satisfies the Collateral Access Agreement definition other than the stores listed on Schedule 5.17(b).

            (c) Set forth on Schedule 5.17(c) are all of the Borrower's Franchise Agreements as of the Closing Date. As of the Closing Date, all Franchise Agreements are valid and, to the Borrower's knowledge, no material default exists under any of them. Schedule 5.17(c)(i) lists all of the Borrower's material Franchise Locations as of the Closing Date.

      5.18. DDAs. Set forth on Schedule 5.18, as amended from time to time, are all of the DDAs of the Borrower, as of the Closing Date, including, with respect to each depositary (i) the name and address of that depositary, and (ii) the account numbers of the accounts maintained with such depositary.

      5.19. Credit Card Receipts. Schedule 5.19, as amended from time to time, sets forth the Borrower's Credit Card Processors as of the Closing Date and all arrangements to which the Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges or debit charges for sales by Borrower.


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
      5.20. Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of the Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date. Such Schedule accurately reflects the aggregate principal amount of such Indebtedness, applicable interest rate, maturity date, the holders hereof, and whether or not such Indebtedness is secured.

      5.21. Payment of Taxes. Except where the failure to do so could not reasonably be expected to have a Material Adverse Change, (a) all tax returns required to be filed by Borrower have been timely filed and (b) all taxes upon Borrower or its properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid prior to delinquency.

      5.22. Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Business Plan represents, and as of the date on which any other Business Plan is delivered to Agent, such additional Business Plans represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

      5.23. Consents. All consents required in connection with the execution and performance of this Agreement under any material contracts to which Borrower is a party have been obtained and are in effect.

      5.24. Acquisition of Assets from other Legal Entities.

            (a) The Borrower consummated its acquisition of certain assets of certain retail stores from Party City of Cincinnati, I, Inc., an Ohio corporation, prior to August, 2002. The Borrower has purchased no other assets from Party City of Cincinnati, I, Inc. since that time.

            (b) The Borrower acquired the assets of certain retail stores from Paper Warehouse Inc. in or about April, 2002. The Borrower did not at that or any other time acquire any of the assets of the Paper Warehouse Inc. retail store located at 23200 64th Avenue South, Kent, King County, Washington.

6.    AFFIRMATIVE COVENANTS.

      The Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the irrevocable termination of the Commitments (other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim), Borrower shall and shall cause its Subsidiaries to do all of the following:


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
      6.1. Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

      6.2. Collateral Reporting. Provide Agent, with copies to each Lender, the documents set forth on Schedule 6.2 in accordance with the delivery schedule set forth thereon.

      6.3. Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                  (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                  (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                  (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                  (B) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                  (C) there does not exist any condition or event that
            constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, are taking, or propose to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.21 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.21,

            (b) as soon as available, but in any event within 90 days after the end of the Borrower's fiscal years,

                  (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), provided further that interim "draft" fiscal year financial statements will be delivered to the Agent, with copies to each Lender, within 45 days after the end of the Borrower's fiscal years,

                  (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.21,

            (c) as soon as available, but in any event within 30 days prior to the start of the Borrower's fiscal years,

                  (i) copies of Borrower's Business Plan, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its commercially reasonable discretion, for the forthcoming 2 years (or through the Maturity Date, whichever is earlier), year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower and its Subsidiaries during the period covered thereby (it being understood that Agent may in its Permitted Discretion, but shall not be under any obligation to, revise financial and Excess Availability covenants set forth in Section 7.21 as a result of its review of such Business Plans and/or create or expand Reserves),

            (d) if and when filed by the Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                  (ii) any other filings made by the Borrower with the SEC,

                  (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other material information that is provided by Borrower to its shareholders generally,

            (e) within 30 days of filing by the Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which the Borrower conducts business or is required to pay any such excise tax and either (x) the Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of the Borrower, or (y) where the Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,


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
            (f) as soon as the Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and, within 5 Business Days thereof, a statement of the curative action that Borrower proposes to take with respect thereto, and

            (g) within 30 days of request, upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower.

      In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and that neither the Borrower nor any Subsidiary of the Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent reasonably may request. The Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

      6.4. Deliberately Omitted.

      6.5. Return. Account for returns of inventory and customer credits and record the effects thereof on the general ledger on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at the time of the execution and delivery of this Agreement.

      6.6. Maintenance of Properties. Maintain and preserve all of its properties which are necessary in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any material loss or forfeiture thereof or thereunder.

      6.7. Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, provided that the Borrower's non-payment of the unpaid taxes underlying the state tax liens referenced in Section 3.2(b) hereof (in the amounts set forth in Section 3.2(b) plus accrued interest) will not be an Event of Default under this Section unless and until the Borrower fails to satisfy the conditions set forth in
Section 3.2(b). Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, within 30 days of request, furnish Agent with proof reasonably satisfactory to Agent indicating that the Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which the Borrower is required to pay any such excise tax.


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

      6.8. Insurance.

            (a) At Borrower's expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

            (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $150,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies in excess of $150,000 received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain ("Permitted Recovery Proceeds Amounts"), shall be paid over to Agent, to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

            (c) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent, as applicable. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

      6.9. Location of Inventory and Equipment. Keep the Inventory and Equipment (other than de minimus pieces of Equipment and motor vehicles) only at the locations identified on Schedules E-1, 5.5, and 5.5(b); provided, however, that Borrower may amend such Schedules so long as such amendment occurs by written notice to Agent not less than five (5) Business Days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the Borrower provides the Agent with sufficient information to file any financing statements, fixture filings or other documents necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Bailee Acknowledgment, if and as applicable.



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
      6.10. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11. Leases. Pay within 5 days of when due all rents and other amounts payable under any leases to which the Borrower is a party or by which the Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12. Brokerage Commissions. Pay any and all brokerage commissions or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and the Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of the Borrower's obtaining financing from the Lender Group under this Agreement.

      6.13. Existence. At all times preserve and keep in full force and effect the Borrower's valid existence and good standing and any rights to Borrower's businesses.

      6.14. Environmental.

            (a) Keep any property either owned or operated by the Borrower free of any Environmental Liens securing obligations in excess of $25,000 or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens within 30 days of notice thereof, (b) comply, within 30 days of notice of any violation thereof, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) upon obtaining knowledge thereof, promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by the Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 Business Days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of material or personal property of the Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Borrower, and (iii) notice of a violation, citation, or other administrative order under applicable Environmental Law which reasonably could be expected to result in a Material Adverse Change.

      6.15. Investment Proceeds, Etc. Within three (3) Business Days of receipt by the Borrower thereof, the proceeds of any Investment from any source in the Borrower or any Subsidiary of the Borrower and any other funds received by the Borrower other than from ordinary course business operations (including, without limitation, tax refunds, damage awards, or insurance or condemnation proceeds) shall be deposited directly into the Agent's Account to be applied on account of the Obligations in accordance with Section 2.4(b).



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
      6.16. Immediate Notice to Agent.

            (a) The Borrower shall provide Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall state with reasonable particularity the facts and circumstances of the event for which such notice is being given:

                  (i) Any new Person whom the Borrower wishes to be an "Authorized Person" hereunder;

                  (ii) The completion of any physical count of all or a material portion of Borrower's Inventory (together with a copy of the results thereof certified by the Borrower);

                  (iii) Any cessation by Borrower of its making payment to its creditors generally as Borrower's debts become due;

                  (iv) Any failure by Borrower to pay rent at any of Borrower's locations, which failure continues for more than 3 days following the last day on which such rent was payable without more than a minimal adverse effect on Borrower;

                  (v) Any Material Adverse Change in the business, operations, or financial affairs of Borrower;

                  (vi) The occurrence of any Default or Event of Default;

                  (vii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity;

                  (viii) Any litigation which, if determined adversely to Borrower, could reasonably be expected to cause a Material Adverse Change or which involves amounts in controversy in excess of $250,000; or

                  (ix) The termination of any Franchise Agreement or Franchise Agreements where such termination could individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

            (b) The Borrower shall:

                  (i) Add Agent as an addressee on all mailing lists maintained by or for Borrower;

                  (ii) At the request of Agent, from time to time, provide Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising); and

                  (iii) Provide Agent, when received by Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.



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
      6.17. Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct, by notice to the Agent, any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7.    NEGATIVE COVENANTS.

      The Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the irrevocable termination of the Commitments and payment in full of the Obligations (other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim), Borrower will not and will not permit any of its respective Subsidiaries to do any of the following:

      7.1. Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

            (b) Indebtedness set forth on Schedule 5.20 which schedule indicates whether such Indebtedness is secured;

            (c) Permitted Purchase Money Indebtedness;

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended or add one or more of the Borrower as liable with respect thereto if such additional Borrower were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

            (e) Indebtedness composing Permitted Investments;



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
            (f) Indebtedness arising in connection with Permitted Acquisitions in an amount not to exceed $10,000,000 in any fiscal year;

            (g) Unsecured Indebtedness on account of Hedge Agreements; and

            (h) Unsecured Indebtedness not otherwise permitted in this Section not to exceed $150,000 in the aggregate at any one time outstanding.

      7.2. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (i) Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness) and (ii) Liens referenced in Section 3.2(b) hereof whose existence in the amounts set forth in such Section (plus accrued interest) will not be an Event of Default under this section unless and until the Borrower fails to satisfy the conditions set forth therein.

      7.3. Restrictions on Fundamental Changes.

            (a) Enter into any merger, consolidation, reorganization, or recapitalization (other than any stock repurchase, stock sale, stock split or reverse stock split or other similar transactions each of which shall be permitted upon prior written notice to the Agent), or reclassify its Stock or otherwise change the Borrower's type of organization, jurisdiction of organization or other legal or corporate structure including the formation of any Subsidiary, provided that Party City Michigan, Inc., may be either (i) merged into the Borrower or (ii) dissolved by the Borrower, upon 10 Business Days' notice to Agent, provided further that upon 10 Business Days' notice to the Agent, the Borrower may form a wholly owned Subsidiary in order to effectuate certain corporate tax planning initiatives, provided that simultaneous with the formation of such wholly owned Subsidiary, the Borrower delivers to Agent (i) a secured guaranty agreement from such new Subsidiary in favor of the Agent, in a form reasonable satisfactory to the Agent (which form shall not necessarily be the same form as the Guaranty Agreement) and (ii) such other documentation as shall be reasonably requested by the Agent.

            (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

            (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

      7.4. Disposal of Assets. Other than Permitted Dispositions and store closings consummated in accordance with Section 7.15 hereof, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of the Borrower.

      7.5. Change of Name or Address. Change the Borrower's name or organizational identification number or relocate the Borrower's chief executive office to a new location; provided, however, that the Borrower may change its name or chief executive office location

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
upon at least 30 days prior written notice by Borrower to Agent of such change and so long as, at the time of such written notification, the Borrower provides
(i) any financing statements, fixture filings or other agreements or documents necessary to perfect and continue perfected Agent's Liens and (ii) in the case of such a relocation, if the new chief executive office location is leased by the Borrower, a Collateral Access Agreement with respect thereto.

      7.6. Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

      7.7. Nature of Business. Make any change in the principal nature of Borrower's business.

      7.8. Prepayments and Amendments.

            (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of the Borrower, other than the Obligations in accordance with this Agreement, and

            (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c), in any manner adverse to the Lenders.

      7.9. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10. Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

      7.11. Distributions. If any Covenant Activation Event has occurred and not been waived in writing by the Required Lenders, directly or indirectly (i) declare, order, pay or make any Restricted Payment except (a) any Subsidiary of the Borrower may pay dividends to the Borrower and (b) the Borrower may repurchase Stock of the Borrower consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan or (ii) set aside any sum or property therefor or exercise any set-off or similar rights of the Borrower, if any, with respect to any indebtedness that is the subject of an intercreditor and subordination agreement.

      7.12. Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition.



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
      7.13. Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts outstanding at any one time unless Borrower or any of its Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into a Control Agreement or similar arrangements governing such deposit accounts or Securities Accounts, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such deposit accounts or Securities Accounts.

      7.13A. Acquisitions. Except for Permitted Acquisitions, directly or indirectly make any acquisition.

      7.14. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of the Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

      7.15. Store Openings and Closings. Commit to open, open or close any retail store location at which Borrower maintains, offers for sale or stores any of the Collateral, provided that if (a) no Covenant Activation Event has occurred and not been waived in writing by the Required Lenders, or will occur as a result of such commitment, store opening or closing and (b) Borrower has provided Agent with at least thirty (30) days' prior written notice of such commitment, opening or closing, the Borrower may open or close a retail store consistent with the terms of its Business Plan, provided that for any store closing, the Agent must consent in advance and in writing to the manner in which Borrower intends to effect such closing, including, without limitation, any third party agent that Borrower proposes to employ in connection therewith, which consent from Agent shall not be unreasonably withheld, conditioned or delayed.

      7.16. Suspension. Suspend or go out of a substantial portion of the Borrower's business.

      7.17. Negative Pledge. Grant any Lien, claim or encumbrance of any nature or description to any Person other than Agent on its personal property, except for Permitted Liens and no other creditor of the Borrower (other than holders of Permitted Liens) shall be entitled to encumber any such assets without the express written consent of the Agent.

      7.18. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for general corporate purposes.

      7.19. Inventory and Equipment with Bailees. The Inventory and Equipment (other than de minimus pieces of Equipment and motor vehicles) is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party that has issued a document in respect of such Inventory unless Agent has granted its prior written consent and Borrower has delivered to Agent a Bailee Acknowledgment with respect to the applicable Inventory and/or Equipment.

      7.20. Securities Accounts. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. The Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

      7.21. Financial Covenants.

            (a) Minimum Excess Availability. Fail to maintain Availability of at least Minimum Excess Availability, measured on a daily basis; and

            (b) Capital Expenditures. Make capital expenditures (i) for the fiscal year ending on June 30, 2003 in excess of $35,000,000 plus the amount of Permitted Recovery Proceeds (if any) disbursed to Borrower in such fiscal year in accordance with the terms of Section 6.8, provided that no more than $10,000,000 of such amount will be in conjunction with Permitted Acquisitions and (ii) in excess of the amounts set forth for capital expenditures in the Business Plan for the following two fiscal years plus the amount of Permitted Recovery Proceeds (if any) disbursed to Borrower in each such fiscal year in accordance with the terms of Section 6.8, provided further that the Agent reserves the right to modify this capital expenditure covenant, in its Permitted Discretion, consistent with the Borrower's updated Business Plan to be delivered annually in accordance with Section 6.3(c).

8.    EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1. If Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

      8.2. If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement applicable to them contained in this Agreement or in any of the other Loan Documents;

      8.3. If any material portion of the Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or levied upon or comes into the possession of any third Person except as permitted by this Agreement;



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
      8.4. If an Insolvency Proceeding is commenced by the Borrower or any of its Subsidiaries;

      8.5. If an Insolvency Proceeding is commenced against the Borrower or any of its Subsidiaries and any of the following events occur: (a) the Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, the Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

      8.6. If the Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7. If a notice of Lien, levy, or assessment is filed of record with respect to the Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon the Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof, provided that a Lien upon any immaterial assets of a Subsidiary will not be an Event of Default under this subsection unless such Lien could reasonably be expected to cause a Material Adverse Change;

      8.8. If a judgment or other claim in excess of $500,000 becomes a Lien or encumbrance upon any material portion of the Borrower's or any of its Subsidiaries' properties or assets;

      8.9. If there is a default in any material agreement to which the Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder (to the extent the obligations constitute Indebtedness for borrowed money) or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein to the extent such termination or refusal to renew or default at final maturity could reasonably be expected to cause a Material Adverse Change;

      8.10. Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 10% of Borrower's consolidated revenues for Borrower's fiscal year preceding such event and such cessation or curtailment continues for more than 30 days.

      8.11. If the Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the

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
Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.12. If any misstatement or misrepresentation (other than an inadvertent, immaterial misstatement or misrepresentation) exists now or hereafter in any written warranty, representation, statement, or Record made to the Lender Group by the Borrower, its Subsidiaries, or any officer, employee, agent, or director of the Borrower or any of its Subsidiaries;

      8.13. Deliberately Omitted;

      8.14. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

      8.15. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower, or by any Governmental Authority having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny that the Borrower has any liability or obligation purported to be created under any Loan Document; and

      8.16. If there is a Material Adverse Change.

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

      9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to exercise any of the rights and remedies of a secured party under the Code and any other rights and remedies provided for in this Agreement or any other Loan Document or otherwise available to it at law or in equity on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), such rights and remedies to include, without limitation, the following, all of which are authorized by Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;



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            (d) Notify Account Debtors and other Persons obligated on the
Collateral to make payment or otherwise render performance to or for Agent, and, to the extent permitted under the Code, enforce the obligations of Account Debtors and other Persons obligated on the Collateral and exercise the rights of Borrower with respect to such obligations and any property that may secure such obligations;

            (e) Take any proceeds of the Collateral;

            (f) Deliberately Omitted;

            (g) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

            (h) Without notice to or demand upon the Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral, provided that Agent shall endeavor to give the Borrower notice of such payments or acts, provided further that any failure on the Agent's part to deliver such notice will not invalidate any action taken by Agent under this Section. The Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. The Borrower authorizes Agent to peacefully enter the premises where the Collateral is located, in order to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all reasonable expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, the Borrower hereby grants Agent a license to peacefully enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise. The Borrower also grants to the Agent a royalty free, nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license to be used in connection to the Agent's exercise of the rights hereunder including, without limitation, in connection with any sale or other disposition of Inventory;

            (i) Without notice to the Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of the Borrower held by the Lender Group, whether or not other Collateral is then available to the Agent;

            (j) Hold, as cash collateral, any and all balances and deposits of the Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;



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            (k) Instruct each Cash Management Bank and any other depositary with whom a DDA subject to a Control Agreement is maintained, to pay any and all balances and deposits in the applicable Cash Management Account or other DDA to the Agent's Account;

            (l) Instruct any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account;

            (m) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. The Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (n) Sell, or cause to be sold, the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

            (o) Agent shall give notice of the disposition of the Collateral as follows:

                  (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (p) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

            (q) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (r) The Agent and the Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and



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
            (s) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower (for the benefit of the Borrower).

      9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative and may be exercised simultaneously. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

      If the Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons other than amounts that are the subject of a Permitted Protest, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to the Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves, (without duplicating any amounts covered by clause (a) hereof) in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1. Demand; Protest; etc. The Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which the Borrower may in any way be liable.

      11.2. The Lender Group's Liability for Collateral. The Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.



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      11.3. Indemnification. The Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of an Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE
OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

                  If to Borrower:       PARTY CITY CORPORATION
                                        400 Commons Way
                                        Rockaway, NJ 07866
                                        Attn: Linda Siluk
                                        Fax No.: 973-983-8853



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
                  With copies to:       LATHAM & WATKINS
                                        885 Third Avenue, Suite 1000
                                        New York, NY 10022-4802
                                        Attn: Steven Della Rocca
                                        Fax No.: 212-751-4864

                  If to Agent or
                  to Lender Group:      WELLS FARGO RETAIL FINANCE, LLC
                                        One Boston Place, 18th Floor
                                        Boston, MA 02108
                                        Attn: Tom Morgan
                                        Fax No.: 617-722-9485

                  with copies to:       CHOATE, HALL & STEWART
                                        Exchange Place
                                        53 State Street
                                        Boston, MA 02109
                                        Attn:  Peter M. Palladino, P.C.
                                        Fax No.:  617-248-4000

                                        FLEET RETAIL FINANCE, INC.
                                        40 Broad Street
                                        Boston, MA 02109
                                        Attn: Evan Israelson
                                        Fax No.: 617-434-4312

                  and:                  BROWN RUDNICK BERLACK ISRAELS LLP
                                        One Financial Center
                                        Boston, MA 02111
                                        Attn:  Steven B. Levine, Esq.
                                        Fax No.: 617-856-8201

      Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. The Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN

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DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF,
AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION AMONG THEM BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1. Assignments and Participations.

            (a) Any Lender may, with the written consent of Agent and Borrower (provided that no written consent of Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee and no consent of the Borrower shall be required if a Default or Event of Default shall have occurred and be continuing), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have

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been given to Borrower and Agent by such Lender and the Assignee, (ii) such
Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender, provided further that (i) Borrower's consent shall not be required for any assignment by a Lender to any Lender's Affiliate and (ii) in any case, Borrower's consent to any such assignment shall not be unreasonably conditioned, delayed or withheld.

            (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.



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            (d) Immediately upon each Assignee's making its processing fee payment, if applicable, under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged; (ii) the Originating Lender shall remain solely responsible for the performance of such obligations; (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents; (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.



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            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

            (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      14.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release the Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by the Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than an amendment or waiver of a Letter of Credit or a Bank Product Obligation which shall only require the consent of the Agent, Issuing Lender (with respect to Letters of Credit) and the Borrower), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders and Borrower and noticed to the Agent, do any of the following:

            (a) increase or extend any Commitment of any Lender,

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

            (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

            (d) change the percentage of the Commitments that is required to take any action hereunder,



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            (e) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders,

            (f) release Collateral other than as permitted by Section 16.12,

            (g) change the definition of "Required Lenders",

            (h) contractually subordinate any of the Agent's Liens,

            (i) release the Borrower from any obligation for the payment of money, or

            (j) change the definitions of Availability, Availability Block, Borrowing Base, Covenant Activation Event, Dilution Reserve, Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Transferee, Excess Availability, Event of Default, Maximum Revolver Amount, Minimum Excess Availability, Net Liquidation Percentage, Net Retail Liquidation Value, or change Sections 2.1(a) or (b), 2.3(i) or 2.4(b);

            (k) amend any of the provisions of Section 16;

            (l) waive any failure by the Borrower to pay amounts due to the Lenders under the terms of this Agreement;

            (m) amend any financial covenant set forth in Section 7.21, or

            (n) reduce the Borrower's financial reporting obligations hereunder,

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Borrower, shall not require consent by or the agreement of the Borrower.

      15.2. Replacement of Holdout Lender.

            (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then one or more of the Lenders who provided consent for such action, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.



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
            (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

      15.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document nor any delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any other provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.   AGENT; THE LENDER GROUP.

      16.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFRF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFRF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert

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under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

      16.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      16.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

      16.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent

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shall be fully justified in failing or refusing to take any action under this
Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      16.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      16.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other

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condition or creditworthiness of Borrower and any other Person party to a Loan
Document that may come into the possession of any of the Agent-Related Persons.

      16.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, reasonable costs of collection by outside collection agencies and reasonable auctioneer fees and reasonable costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      16.8. Agent in Individual Capacity. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though WFRF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFRF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFRF in its individual capacity.



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      16.9. Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

      16.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

      16.11. Withholding Taxes.

            (a) If any Lender is a "United States person" within the meaning of IRC Section 7701(a)(30), such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower IRS Form W-9 before the payment of any amounts under this Agreement. If any Lender is not a United States person within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:



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                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (b) two properly completed IRS Form W-8BEN, before the first payment of any amounts under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed IRS Form W-8BEN before the first payment of any amounts under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any amounts due under this Agreement and at any other time reasonably requested by Agent or Borrower;

                  (iv) if such Lender is an "intermediary" within the meaning of Treasury Regulation Section 1.1441-1(c)(15), two properly completed IRS Form W-8IMY and any related documents required in conjunction with such IRS Form W-8IMY before the payment of any amounts under this Agreement; and

                  (v) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to

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or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

            (e) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or
(ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower (or, if such receipts are not available, any other proof of payment reasonably satisfactory to the Agent).

      16.12. Collateral Matters.

            (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations (other than contingent indemnification obligations for which neither the Agent nor the Lender have yet made a claim), (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely

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conclusively on any such certificate, without further inquiry), (iii)
constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      16.13. Restrictions on Actions by Lenders; Sharing of Payments.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent or the Required Lenders, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

            (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this

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Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      16.14. Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

      16.15. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

      16.16. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      16.17. Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

            (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,



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            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

            (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that any such potential Assignees or Participants agree to keep any such disclosures confidential, (c) reasonably required to enable the Agent and/or Lenders to enforce their remedies hereunder and under the Uniform Commercial Code, (d) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (e) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same

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
to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

      16.18. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      16.19. Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Choate, Hall & Stewart ("Choate") only has represented and only shall represent WFRF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Choate does not represent it in connection with any such matters.

17.   GENERAL PROVISIONS.

      17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

      17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.



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      17.5. Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

      17.6. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis, except as otherwise specifically provided therein or therefor.

      17.7. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.8. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            [The remainder of this page is intentionally left blank.]


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
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        PARTY CITY CORPORATION

                                        By:  /s/ Linda M. Siluk
                                           -------------------------------------
                                           Name: Linda M. Siluk
                                           Title: Chief Financial Officer


                                        WELLS FARGO RETAIL FINANCE, LLC,
                                        as Agent and as a Lender


                                        By:  /s/ David Molinario
                                           -------------------------------------
                                           Name: David Molinario
                                           Title: Vice President

                                        FLEET RETAIL FINANCE, INC.
                                        as Lender

                                        By:  /s/ Evan Israelson
                                           -------------------------------------
                                           Name: Evan Israelson
                                           Title: Assistant Vice President






                  Signature Page to Loan and Security Agreement

                                  SCHEDULE 6.2

                              COLLATERAL REPORTING

      Borrower shall provide Agent and the Lenders with the following documents at the following times in form satisfactory to Agent:

            (a) Daily Cash Balance. Borrower shall provide to Agent and confirm in writing at the close of each Business Day, an updated cash balance figure.

            (b) Borrowing Base Certificate. Borrower shall provide to Lenders, on Wednesday of each week, a signed Borrowing Base Certificate (in the form of Exhibit B-1, as such form may be revised from time to time by Agent). Such Certificate may be sent to Lenders electronically (with an electronic signature) or by facsimile transmission, provided, that in each case, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be reasonably requested by Agent from time to time.

            (c) Weekly Reports. Weekly, not later than Wednesday for the immediately preceding fiscal week:

                  (i) Inventory report with supporting documentation for the Borrowing Base Certificate and a roll forward of Inventory;

            (d) Monthly Reports. Monthly, Borrower shall provide to the Lenders original counterparts of (each in such form as Agent from time to time may specify):

                  (i) Within 15 days of the end of each month for the immediately preceding month:

                  (A) accounts payable analysis report in Agent's format;

                  (B) accounts payable aging report;

                  (C) month end sales audit report and Inventory summary by location and merchandise class with perpetual inventory report;

                  (ii) Third party credit card receivable report with supporting documentation for the Borrowing Base Certificate;

                  (iii) Within 30 days of the end of each month for the immediately preceding month;

                  (A) reconciliation of the perpetual inventory to the general ledger and the calculation of Availability; and

                  (B) statement of store activity in Agent's format.

                  (iv) For purposes of items(d)(i) and (d)(ii) above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be December 2002.

      In addition, the Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.